Exhibit 99.1

SACHEM CAPITAL CORP. COMPLETES 20% INVESTMENT IN SHEM CREEK CAPITAL LLC TO FURTHER DIVERSIFY BUSINESS MODEL

BRANFORD, CT, September 11, 2024 (GLOBE NEWSWIRE) – Sachem Capital Corp. (NYSE American: SACH) announced today it has acquired a 20% membership interest for $5 million in Shem Creek Capital, LLC, the third-party management company of the Shem Creek (“Shem”) private credit funds. Sachem also has the option to acquire up to an additional 10% membership interest in Shem, by early 2027, at a set valuation. Shem, established in 2008, is a commercial real estate finance company with a focus on providing debt capital solutions to local and regional commercial real estate owners in the Northeastern United States. Shem invests primarily in first mortgage loans secured by commercial real estate assets, notably value-add multifamily, workforce housing, and industrial properties.

John Villano, CEO of Sachem Capital Corp., commented: “Over the past four years, Sachem has invested approximately $47 million with Shem, which is currently generating attractive double-digit returns, with no losses to date—a remarkable achievement given the challenging macroeconomic environment during that period. Our long-standing relationship with Shem and its management, the diversification this investment brings to our business model, the expandable nature of the Shem platform, and our expansion into asset management, gives us confidence that this is another value-added opportunity for our shareholders.”

Scott Goldberg, President of Shem Creek Capital, LLC said: “We are very pleased to have closed on this transaction with Sachem Capital and look forward to building upon what has already been a strategic and successful relationship between our two firms. Going forward we believe the synergies between us will foster significant growth for the platform and asset base, ultimately driving strong risk-adjusted returns to our respective investors.”

About Sachem Capital Corp.

Sachem Capital Corp. is a mortgage REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property. It offers short-term (i.e., three years or less) secured, nonbanking loans to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and is personally guaranteed by the principal(s) of the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. Such forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Annual Report on Form 10-K for 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2024. Because of these risks, uncertainties and assumptions, any forward-looking events and circumstances discussed in this press release may not occur. You should not rely upon forward-looking statements as predictions of future events. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the Company in the context of these risks and uncertainties.

Investors:

Email: investors@sachemcapitalcorp.com